EXHIBIT 4.7

                           THIS NOTE IS NOT NEGOTIABLE


       THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO: (A) THE
      PRIOR PAYMENT OF LOANS (AND INTEREST THEREON) AND ALL OBLIGATIONS IN
       RESPECT OF LETTERS OF CREDIT (AS DEFINED BELOW) UNDER THAT CERTAIN
        CREDIT AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE
        MODIFIED FROM TIME TO TIME, THE "CREDIT AGREEMENT"), DATED AS OF
       DECEMBER 1, 1997 AMONG THE COMPANY (AS DEFINED BELOW), THE SEVERAL
          LENDERS FROM TIME TO TIME PARTIES THERETO (THE "LENDERS") AND
          TORONTO-DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT (THE "ADMINISTRATIVE AGENT") AND TD SECURITIES (USA) INC., AS ARRANGER, AND
         (B) THE PRIOR PAYMENT OF THE NOTES (THE "SENIOR NOTES") ISSUED
      PURSUANT TO THAT CERTAIN INDENTURE, DATED AS OF DECEMBER 1, 1997, BY
        AND AMONG THE COMPANY, CERTAIN OTHER ISSUERS AND CRESTAR BANK, A
     VIRGINIA BANKING CORPORATION, AS TRUSTEE, ON THE TERMS SET FORTH BELOW


                         SUBORDINATED INTERCOMPANY NOTE

$ 5,000,000.00                                                      May 31, 2002


         FOR VALUE RECEIVED, Bear Island Paper Company, LLC, a Virginia limited liability company (the "Company"), hereby promises to pay to Brant-Allen Industries, Inc., a Delaware corporation (the "Holder"), at the principal office of the Holder, or at such other place as shall be designated in writing by the Holder from time to time, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), in lawful money of the United States of America and in immediately available funds, on December 2, 2007.

         SECTION 1. Interest. The unpaid principal amount due on this Subordinated Intercompany Note (this "Note") shall not bear interest.



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         SECTION 2. Prepayment of Principal. The Company may prepay in whole or in part, all amounts due in respect of this Note without premium or penalty; provided, however, that, if the Credit Agreement shall not have been terminated, no prepayment may be made in respect of this Note without the prior written consent of the Required Lenders (as defined in the Credit Agreement).

         SECTION 3. Subordination.

         (a) The amounts due under this Note are subordinated to the Loans (as defined in the Credit Agreement) and interest thereon and any obligations in respect of any Letter of Credit (as defined in the Credit Agreement). Accordingly, if the Credit Agreement shall not have been terminated, no payment whatsoever, whether of principal, interest or otherwise, may be made in respect of this Note so long as any of the Loans or interest thereon or any obligations in respect of any Letter of Credit are outstanding. If, notwithstanding the foregoing prohibition, the holder of this Note receives any such payment while any of the Loans or interest thereon or any obligations in respect of any Letter of Credit are outstanding (whether in connection with Section 6(a) of this Note, or otherwise), such holder will hold such payment in trust for the Lenders and will forthwith turn over such payment to the Administrative Agent for application against the Obligations (as defined in the Credit Agreement) in accordance with the Credit Agreement.

         (b) The amounts due under this Note shall be subordinated in right of payment to the Senior Notes.

         SECTION 4. Choice of Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 5. Amendments. The terms and provisions of this Note shall not be amended, waived or otherwise modified except by a written agreement signed by the Company and the Holder and, if the Credit Agreement shall not have been terminated, consented to in writing by the Required Lenders. The Administrative Agent and the Lenders are express third party beneficiaries of Sections 3 and 5 of this Note and shall be entitled to enforce the provisions of such Sections, provided, that if the Credit Agreement shall have been terminated, the Administrative Agent and the Lenders shall, immediately and with no further action of any kind, not be entitled to enforce such Sections and shall no longer be express or implied third party beneficiaries of such Sections.

         SECTION 6. Events of Default. Upon the occurrence of any of the following, any and all amounts due under this Note shall immediately become due and payable, without demand or notice, each of which is hereby waived by the
Company:

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         (a) (i) the Company shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, provided, however, that notwithstanding the provisions of this Section 6(a), any other provision contained herein or any contrary provision of law, the amounts due as a result of the operation of this Section 6(a) shall not be immediately due and payable, unless (i) there shall be no payment obligations of the Company (other than contingent indemnification obligations) under the Credit Agreement and (ii) the Senior Notes shall have been paid in full; or

         (b) the amounts due under the Credit Agreement and the Senior Notes shall have been accelerated.

         SECTION 7. Miscellaneous.

         (a) The Company agrees to reimburse the Holder of this Note for all reasonable costs and expenses, including reasonable attorney's fees and expenses, incurred in connection with the enforcement of its rights against the Company hereunder.

         (b) The Company hereby waives presentment for payment, demand, protest and notice of dishonor.

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         (c) No delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

         EACH OF THE COMPANY AND THE HOLDER BY ITS ACCEPTANCE HEREOF WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, AND ANY RIGHT THE COMPANY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT HEREUNDER.



                                BEAR ISLAND PAPER COMPANY, LLC


                                By:
                                   ------------------------------------------
                                Name:
                                Title:



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ACCEPTED AND AGREED:

BRANT-ALLEN INDUSTRIES, INC.

By:
   --------------------------------
Name:
Title:



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